UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. III

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ProKidney to Present REACT® at 4th Annual CKD Summit

•	Presentation to include data on Mechanism of Action, clinical trials to-date and current regulatory status

Winston-Salem, NC, March 1, 2022 — ProKidney LP (ProKidney), a leading clinical-stage cellular therapeutics company focused on therapies for chronic kidney disease (CKD) and prevention of end-stage renal disease (ESRD) and need for dialysis, today announced that Joseph Stavas, MD, MPH, Senior Vice President of Clinical Development, will present data on the Company’s lead product candiate, Renal Autologous Cell Therapy (REACT®) at the 4th Annual CKD Summit, being held March 1-3, 2022 in Boston, MA.

Details of Dr. Stavas’ presentation are as follows:

Presentation: Renal autologous cell therapy (REACT®) to treat Type 2 Diabetic-related Chronic Kidney Disease

•	Clinical trials with REACT® have shown promising early efficacy and safety results.

•	Individuals with Stage 3 and 4 type 2 diabetic CKD are target populations for restoration and stabilization of renal function.

•

REACT® has received Regenerative Medicine Advanced Therapy (RMAT) designation, allowing the potential for expedited development. A global registrational clinical trial program for REACT® is currently underway.

Date: Thursday, March 3, 2022

Time: 1:00 p.m. EST

“REACT® has the potential to change the treatment paradigm for mid and late-stage CKD patients with few other options than progression to ESRD. Unlike currently available approaches, which slow the progression of CKD, our novel cell therapy candidate aims to reverse the decline in renal function,” said Dr. Stavas. “We recently reached an important milestone in the REACT® program with the initiation of our first Phase 3 study, and look forward to sharing progress of our clinical programs with the nephrology community at this important meeting.”

About the 4th Annual CKD Summit

Leveraging advances in precision medicine, early biomarkers of efficacy, and evolving surrogate endpoints to take the next step in targeting CKD beyond SGLT2 inhibitors, the 4th Chronic Kidney Disease Drug Development Summit is dedicated to accelerating the frontier of preventative and regenerative therapies to meaningfully target kidney disease and enlighten opportunities for indication expansion into rare renal disorders.

About REACT®

REACT® has the potential to not only slow the progression of CKD, but in some cases drive meaningful improvement in kidney function – potentially a groundbreaking first in CKD therapies.

A cell therapy product produced from a patient’s own kidney cells, REACT® comprises a proprietary mixture of progenitor cells that have been grown and selected, so they can be placed back into the patient’s kidney. This minimally invasive procedure, starting with a standard biopsy, provides the cells that have the potential to harness the body’s intrinsic ability to repair and restore damaged kidney tissue. The outpatient reinjection procedure has been well tolerated in clinical trials to date, and if the required registrational trials are ultimately successful and REACT® is approved by regulatory authorities, REACT® could delay or prevent the need for conventional renal failure treatment options, such as dialysis and organ transplant.

About ProKidney

ProKidney, a pioneer in the treatment of chronic kidney disease (CKD) through innovations in cellular therapy, was founded in 2015 after a decade of research. ProKidney’s lead product candidate, REACT® (Renal Autologous Cell Therapy), is a first-of-its-kind, patented disease-modifying autologous cellular therapy with the potential to not only slow and stabilize the progression of CKD, but in some cases drive meaningful improvement in kidney function. REACT® has received Regenerative Medicine Advanced Therapy (RMAT) designation, as well as FDA and EMA guidance, supporting an immediate start to a global registrational program, which launched in the United States on schedule in January 2022. On January 18, 2022, ProKidney announced that it would become a publicly traded company via a business combination with Social Capital Suvretta Holdings Corp. III (Nasdaq: DNAC). For more information, visit www.prokidney.com.

Additional Information and Where to Find It

In connection with the proposed transaction between Social Capital Suvretta Holdings Corp. III (“SCS”) and ProKidney LP (“ProKidney”), SCS filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on February 14, 2022 and intends to file a definitive proxy statement with the SEC. SHAREHOLDERS OF SCS ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, ANY AMENDMENTS THERETO, THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. HOWEVER, THESE DOCUMENTS WILL NOT CONTAIN ALL THE INFORMATION THAT SHOULD BE CONSIDERED CONCERNING THE PROPOSED TRANSACTION. THEY ARE ALSO NOT INTENDED TO FORM THE BASIS OF ANY INVESTMENT DECISION OR ANY OTHER DECISION IN RESPECT OF THE PROPOSED TRANSACTION. When available, the definitive proxy statement will be mailed to the shareholders of SCS as of a record date to be established for voting on the proposed transaction. Shareholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov.

The documents filed by SCS with the SEC also may be obtained free of charge at SCS’s website at https://socialcapitalsuvrettaholdings.com/dnac or upon written request to 2850 W. Horizon Ridge Parkway, Suite 200, Henderson, NV 89052.

Participants in the Solicitation

SCS and ProKidney and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from SCS’s shareholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction between ProKidney and SCS will be contained in the definitive proxy statement when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended or an exemption therefrom.

Forward-Looking Statements

This communication may contain certain forward-looking statements within the meaning of the federal securities laws, including with respect to the proposed transaction between ProKidney and SCS. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the price of SCS’s securities, (ii) the risk that the proposed transaction may not be completed by SCS’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by SCS, (iii) the failure to satisfy the conditions to the consummation of the proposed transaction, including the adoption of the definitive agreement related to the business combination between SCS and ProKidney (the

“Business Combination Agreement”) by the shareholders of SCS and the satisfaction of the minimum cash condition, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the inability to complete the private placement entered into in connection with the transaction, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement, (vii) the effect of the announcement or pendency of the transaction on ProKidney’s business relationships, operating results, and business generally, (viii) risks that the proposed transaction disrupts current plans and operations of ProKidney and potential difficulties in ProKidney employee retention as a result of the transaction, (ix) the outcome of any legal proceedings that may be instituted against ProKidney or against SCS related to the Business Combination Agreement or the proposed transaction, (x) the ability to maintain the listing of SCS’s securities on a national securities exchange, (xi) the price of SCS’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which SCS plans to operate or ProKidney operates, variations in operating performance across competitors, changes in laws and regulations affecting SCS’s or ProKidney’s business, and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities and (xiii) the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of SCS’s preliminary proxy statement on Schedule 14A (File No. 001-40560) filed with the SEC on February 14, 2022, SCS’s quarterly report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 15, 2021, the definitive proxy statement of SCS, when available, including those under “Risk Factors” therein and other documents filed by SCS from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ProKidney and SCS assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither ProKidney nor SCS gives any assurance that either ProKidney or SCS, or the combined company, will achieve its expectations.

Contacts:

Investors:

Lee Roth

Burns McClellan

lroth@burnsmc.com

+1 (212) 300-8331

Media:

Robert Flamm, Ph.D.

Burns McClellan

rlfamm@burnsmc.com